Exhibit 10.30.8

PHARMATHENE, INC.

2007 LONG-TERM INCENTIVE PLAN

FORM OF GRANT OF NONQUALIFIED STOCK OPTION

Date of Grant:

THIS NONQUALIFIED STOCK OPTION GRANT (this “Grant”), dated as of the above date (the “Date of Grant”), is made by PharmAthene, Inc., a Delaware corporation (the “Company”) to _________________ (the “Participant”).

WHEREAS, the Company’s Board of Directors (the “Board”) has adopted and the stockholders have approved the PharmAthene, Inc. 2007 Long-Term Incentive Plan, as amended (the “Plan”); and

WHEREAS, the Plan provides for the granting of stock options by the Board, which may act through a committee of the Board (the “Committee”), to among others, non-employee members of the Board to purchase shares of the common stock of the Company, $0.0001 par value per share (the “Common Stock”), in accordance with the terms and provisions thereof; and

WHEREAS, the Participant is a non-employee member of the Board of Directors of the Company on the Date of Grant, who is eligible for a grant of stock options under the Plan, and the Board has determined that it would be in the best interest of the Company to grant the nonqualified stock options documented herein to the Participant;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Grant of Option.

Subject to the terms and conditions set forth herein, the Company hereby grants to the Participant, as of the Date of Grant, an option to purchase up to _____ shares of Common Stock at an exercise price of $_____ per share.  It is the intention of the Company and Participant that the Option shall be granted with an exercise price at least equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the Date of Grant.  The option granted hereunder is referred to as the “Option”, and the shares of Common Stock purchasable upon exercise of the Option are sometimes referred to herein as the “Option Shares.”  The Option is intended by the Company to be, and shall be treated as, a “nonqualified” stock option, and not an “incentive stock option” as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Vesting of Option.

Subject to such further limitations as are provided herein or by law or by Company policy, the Option shall be fully vested and exercisable at all times after the Date of Grant and prior to the termination of the Option in accordance with Section 3.

3.           Termination of Option.

(a)           The Option and all rights with respect thereto hereunder, to the extent not previously exercised, shall terminate and become null and void from and after the tenth anniversary of the Date of Grant (the “Option Term”).

(b)          Upon termination of Participant’s service as a director of the Company for any reason (subject to Section 3(c)), the Option, to the extent not previously exercised, shall terminate and thereafter become null and void three years after such termination.  In no event, however, shall any such exercise period extend beyond the Option Term.

(c)           In the event of termination for cause, the Option shall be immediately canceled and shall not be exercisable.

(d)           In the event of the death of the Participant, the Option may be exercised by the Participant’s legal representative, but only to the extent that the Option would otherwise have been exercisable by the Participant.

4.           Exercise of Option.

(a)           The Participant may exercise the Option with respect to all or any part of the Option Shares then exercisable hereunder at any time prior to the termination of the Option in accordance with Section 3 by giving the Secretary of the Company written notice of the Participant’s intent to exercise at least two business days in advance of such exercise.  The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date and manner of exercise thereof, unless an earlier time shall have been mutually agreed upon.

(b)          Full payment by the Participant of the purchase price for the Option Shares purchased shall be made (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Board; or (iii) by a combination of the foregoing.

(c)           On the exercise date specified in the Participant’s notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Participant a certificate or certificates for the Option Shares then being purchased upon full payment for such Option Shares.  The obligation of the Company to deliver such certificate or certificates shall, however, be subject to the condition that if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of the Option or the Common Stock upon any securities exchange or national market system or under any state or federal securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of the Option Shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

(d)           If the Participant fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Option Shares may be terminated by the Company.  The date specified in the Participant’s notice as the date of exercise shall be deemed to be the date of the Option exercise, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

(e)           Notwithstanding anything to the contrary contained herein, the Option shall not be exercisable during any period of time in which the Company deems that the exercisability of the Option or the offer to sell or sale of any or all of the Option Shares may violate a federal, state, local or securities exchange or national market system rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

5.           Change of Control Event.

In the event of a Change of Control Event, as defined in the Plan, the Board shall have the discretion to determine whether and to what extent to accelerate the exercise or payment of the Option.

6.           No Rights As Stockholders.

Neither the Participant nor any personal representative of the Participant shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Common Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option and the issuance and sale of the Option Shares.

7.           Limited Transferability of Option.

During the Participant’s lifetime, the Option hereunder shall be exercisable only by the Participant, and the Option shall not be transferable except by will or the laws of descent and distribution as described in Section 11.3 of the Plan, or as otherwise permitted under this Section 7.  The Option shall not be subject to attachment or other similar process.  The Option may be transferred by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members, and there may be no consideration for any such transfer.  No transfer shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or the levy of any attachment, execution of similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Participant and it shall thereupon become null and void.

8.           Service Relationship Not Affected.

Neither the granting of the Option nor its exercise shall be construed as conferring upon the Participant any right with respect to continuance of service with the Company as an employee, director, or other service provider.  Except as may otherwise be limited by a written agreement between the Company and the Participant, the right of the Company to terminate the Participant’s service relationship at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, and is hereby acknowledged by the Participant.

9.           Amendment of Option.

Subject to the limitations of Article IV of the Plan, such as the prohibition on repricing of Options, the Option, whether or not presently exercisable, may be amended by the Board unilaterally at any time, to the extent the Board deems it appropriate.  However, amendments which are adverse to the Participant shall require the Participant’s consent.

10.        Security Registration and Resale.

If, on the date of any exercise of the Option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state securities laws, the following provisions shall be applicable for so long as such registration has not occurred:

(a)           Participant hereby agrees, warrants and represents that he will acquire the Common Stock to be issued upon exercise of the Option for his or her own account and for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any such shares, except as permitted herein. Participant further agrees that he or she will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued upon exercise of the Option without an effective registration statement under the Securities Act and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. Participant shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange or national market system rule, regulation or law.

(b)           Any certificates for Common Stock issued to the Participant upon exercise of the Option shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws.  The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

(c)           The foregoing legend shall be removed upon registration of any such legended shares under the Securities Act and under any applicable state laws or upon receipt of an opinion of counsel acceptable to the Company that such registration is not required.

11.        Notice.

Any notice required to be made to the Company hereunder shall be sent to it, by certified or registered mail or by overnight courier or by hand delivery, to:  PharmAthene, Inc.,  One Park Place, Suite 450; Annapolis, MD 21401 Attn:  Corporate Secretary.  Any notice required to be made to the Participant hereunder shall be sent to him or her, by certified or registered mail or by overnight courier or by hand delivery, at the then current address shown on the payroll records of the Company.  Any notice shall be deemed to be duly given when sent if properly sent in accordance with this Section 11.

12.         Incorporation of Plan by Reference.

The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan.  In the event of any conflict between the terms of the Grant and the terms of the Plan in effect on the date hereof, the terms of the Plan shall govern.  The Board shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder or thereunder.

13.         Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Delaware, except to the extent preempted by federal law, which shall govern to such extent.

IN WITNESS WHEREOF, the Company and Participant have executed this Nonqualified Stock Option Grant, effective as of the Date of Grant.

PHARMATHENE, INC.

By:

I hereby acknowledge receipt of a copy of the
foregoing Nonqualified Stock Option Grant and,
having read it, hereby signify my understanding
of, and my agreement with, its terms and conditions.